EXHIBIT 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement, Amendment No. 1 on Form S-2 to Form S-3 (No. 333-126013), of our report dated February 22, 2005 on the financial statements of Network-1 Security Solutions, Inc. as of December 31, 2004 and 2003 and for the years then ended included in its 2004 Annual Report on Form 10-KSB. In addition, we consent to the reference to our firm as "Experts" in the above Amendment No. 1 on Form S-2 to Form S-3.




/s/ Eisner LLP
New York, New York
September 20, 2005